UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale Avenue, Suite 400 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

See press release script attached as exhibit.

Item 4.01 Changes in Registrant’s Certifying Accountant.
On January 7, 2009, Tullius Taylor Sartain & Sartain LLP, the prior independent registered public accounting firm of Syntroleum Corporation (the “Company”), and Hogan & Slovacek, P.C. merged their operations to become HoganTaylor, LLP (“Hogan Taylor”). The respective employees, partners and shareholders of the merged firms have become employees and partners of HoganTaylor which will continue the practices of each of the merged firms. Consequently, Hogan Taylor has assumed the role of the independent registered public accounting firm of the Company, subject to the approval or ratification of the Company’s audit committee.
As this is a combination of the two existing accounting firms and their respective practices, there was no resignation of the predecessor firm. Also, as this is a newly created firm, there have been no pre-engagement consultations or contacts with Hogan Taylor.
During the period from March 17, 2008 through January 7, 2009, there were no disagreements with Tullius Taylor Sartain & Sartain LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tullius Taylor Sartain & Sartain LLP would have caused it to make reference to such disagreement in its report.
The Company provided Hogan Taylor as the successor to Tullius Taylor Sartain & Sartain LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Hogan Taylor, as such successor, furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated January 12, 2008 is filed as Exhibit 99.2 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

99.1 Dynamic Fuels press release

99.2 Letter to SEC regarding HoganTaylor, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: January 13, 2009

By: /s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dynamic Fuels press release

99.2	Letter to SEC regarding HoganTaylor, LLP